Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) dated and effective as of September 16, 2014 (the “Grant Date”), is by and between CVSL Inc., a Florida corporation (the “Company”), and John W. Bickel (“Grantee”).

WHEREAS, Grantee is a non-employee member of the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to provide an incentive to Grantee in the form of restricted shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) to encourage Grantee’s long-term performance for the Company as a non-employee director and to more closely align Grantee’s interest in the Company with that of the Company’s shareholders;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, and intending to be legally bound hereby, Grantee and the Company (collectively, the “Parties”) hereby agree as follows:

1.                                      GRANT OF AWARDED SHARES.  The Company hereby grants to Grantee on the Grant Date, and Grantee hereby accepts the award of 52,083 shares of Common Stock (the “Awarded Shares”), as a restricted stock award in accordance with, and subject to the restrictions, terms and conditions of, this Agreement as an incentive for Grantee’s efforts on behalf of the Company as a non-employee director.  This Agreement shall evidence Grantee’s ownership of the Awarded Shares and Grantee acknowledges that he or she will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Agreement.  The Awarded Shares will be held in custody for Grantee, in escrow as described in Section 8, until the Awarded Shares have vested in accordance with Section 3.  Upon vesting of the Awarded Shares, the Company shall instruct the “Escrow Holder” as defined in Section 8 to deliver to Grantee all Vested Awarded Shares (as defined below).  Grantee acknowledges that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement, including the forfeiture conditions set forth in Section 2 and the restrictions on Transfer set forth in Section 4.

2.                                      VESTING OF AWARDED SHARES.  The Awarded Shares shall vest on the first anniversary of the Grant Date, provided there has been no cessation of Grantee’s continuous service to the Company as a member of the Board: (“Continuous Service”) on or before that date. Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares,” and Awarded Shares that have not vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.”  Notwithstanding the foregoing provisions, if Grantee’s Continuous Service terminates on or after the Grant Date, but prior to the first anniversary of the Grant Date by reason of Grantee’s death, the Unvested Awarded Shares shall become Vested Shares on the date of the Grantee’s death.

3.                                      FORFEITURE OF AWARDED SHARES.  Upon any cessation of Grantee’s Continuous Service (other than by reason of Grantee’s death as provided in Section 2) before the Awarded Shares become Vested Awarded Shares, the Unvested Awarded Shares on the date of cessation of Grantee’s Continuous Service shall automatically be forfeited by Grantee and returned and delivered to the Company without any obligation of the Company to pay any amount to Grantee or any other person or entity and without any further action of any kind by the Company or Grantee.  In addition, if Grantee breaches any of the terms and conditions of this Agreement, the Unvested Awarded Shares shall automatically be forfeited to the same extent as if there had been a cessation of Grantee’s Continuous Service, as of the date of such breach.  Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture.  Upon and following such forfeiture, Grantee shall have no further rights with respect to such forfeited Unvested Awarded Shares.  Grantee, by his acceptance of the grant of Awarded Shares pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.  The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically enforceable by the Company in a court of equity or law.

4.                                      NON-TRANSFERABILITY.  Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise (any such action, a “Transfer”).  Any purported Transfer by Grantee in violation of this Section 4 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

5.                                      DIVIDEND AND VOTING RIGHTS.  Subject to the restrictions contained in this Agreement, Grantee shall have the rights of a shareholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof.  In the event of forfeiture of Unvested Awarded Shares, Grantee shall have no further rights with respect to such Unvested Awarded Shares.  However, the forfeiture of the Unvested Awarded Shares pursuant to Section 3 shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Unvested Awarded Shares prior to forfeiture.

6.                                      REFUSAL TO TRANSFER.  The Company shall not be required (i) to transfer on its books any Unvested Awarded Shares that purportedly have been sold or otherwise Transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall purportedly have been so Transferred.

7.                                      CAPITAL ADJUSTMENTS.

(a)                                 The number of Unvested Awarded Shares shall be adjusted to reflect, as deemed appropriate by the Board, any increase or decrease of the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification, recapitalization, or other change in the outstanding Common Stock effected during the term of this Agreement without receipt of consideration by the Company.  Except as the Board determines, however, no issuance by the Company of any shares of Common Stock or any other capital stock of the Company, or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other capital stock of the Company, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of the Unvested Awarded Shares.

(b)                                 Any new, substituted or additional securities that are, by reason of this Section 7, distributed on or with respect to the Unvested Awarded Shares shall immediately become Unvested Awarded Shares and subject to the vesting provisions described in Section 2 and to the forfeiture provisions described in Section 3 and shall be held by the Escrow Holder until the Unvested Awarded Shares become Vested Awarded Shares.

8.                                      ESCROW OF UNVESTED AWARDED SHARES.

(a)                                 To ensure the availability for delivery of the Unvested Awarded Shares upon forfeiture in accordance with Section 3, Grantee shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificate(s) representing the Unvested Awarded Shares, together with the stock assignment attached hereto as Exhibit A duly endorsed in blank.  The share certificate(s) representing the Unvested Awarded Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Grantee attached hereto as Exhibit B, until such time as the Unvested Awarded Shares become vested pursuant to Section 2 or the Unvested Awarded Shares are forfeited in accordance with Section 3.  As a further condition to the Company’s obligations under this Agreement, the Company requires the spouse of Grantee, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C.

(b)                                 The Escrow Holder shall not be liable for any act he or she may do or omit to do with respect to holding the Unvested Awarded Shares and/or any other property in escrow while acting in good faith and in the exercise of his or her judgment.

(c)                                  Upon the forfeiture of any of the Unvested Awarded Shares in accordance with Section 3, the Escrow Holder, upon receipt of written notice from the Company, shall take all steps necessary to accomplish the transfer of those Unvested Awarded Shares to the Company and/or its assignee(s).

(d)                                 Upon the vesting of the Unvested Awarded Shares and upon the Company’s acknowledgement that the corresponding Withholding Liability (as defined in Section 10), if any, is satisfied, the Escrow Holder shall promptly deliver the certificate(s) to Grantee representing those Vested Awarded Shares.

9.                                      REPRESENTATIONS AND WARRANTIES OF GRANTEE.  Grantee represents and warrants to, and agrees with, the Company that:

(a)                                 Grantee has reviewed, understood, and carefully considered the various risks of the Company and its business and affairs, including its proposed operations.  Grantee has no need for liquidity with respect to the Awarded Shares and is able, without significantly impairing his financial condition, to hold the Awarded Shares and bear the economic risk of an investment in the Awarded Shares for an indefinite time and can afford a complete loss of such investment.

(b)                                 Grantee has been furnished or has had access to all information and the business records of the Company which it considers necessary or advisable to enable him to make a decision about the acquisition of the Awarded Shares and corresponding investment in the Company, including the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s subsequent filings with the SEC, and has had an adequate opportunity to ask questions of, and receive answers from, the Company concerning any and all matters relating to (i) the terms and conditions of this Agreement, (ii) the acquisition of the Awarded Shares, (iii) the business, operations, market potential, capitalization, financial condition and prospects of the Company and (iv) all other matters deemed relevant by Grantee.

(c)                                  Grantee understands and acknowledges that (i) the Awarded Shares are and will be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and are transferred and acquired in a private transaction not involving a public offering within the meaning of the Securities Act that is exempt from the registration requirements of the Securities Act, (ii) the Awarded Shares have not been and are not being registered under the Securities Act or under the “blue sky” laws or securities laws of any state or other jurisdiction, and (iii) Grantee has not been induced to acquire the Awarded Shares by any public solicitation or advertisement within the meaning of the Securities Act.  Grantee understands that the Awarded Shares may not be sold or otherwise Transferred without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Awarded Shares or any available exemption from registration under the Securities Act, the Awarded Shares must be held indefinitely.  The Company may require an opinion of counsel, satisfactory to the Company, regarding the compliance with the applicable securities laws of any sale or transfer of the Awarded Shares.  Grantee will Transfer the Awarded Shares only in a manner consistent with his representations, warranties and agreements set forth in this Agreement.

(d)                                 Grantee (i) is acquiring the Awarded Shares for investment for his own account, not for or as a nominee or agent of any other person, and not with a view to, or for resale in connection with, any “distribution” of any such securities within the meaning of the Securities Act, and (ii) has no present intention of selling, granting any participation in, or otherwise distributing or Transferring the Awarded Shares to be acquired by him.  Except as set forth in or contemplated by this Agreement, Grantee does not have any contract, undertaking, agreement, commitment, or arrangement with any person to Transfer, or grant any participation to any person with respect to, any of the Awarded Shares.

(e)                                  Grantee acknowledges and agrees that (i) because of exemption relied upon for the grant of the Awarded Shares under this Agreement, Grantee’s resale or transfer of the Awarded Shares will be restricted, (ii) the Company is not and will not be under any obligation to register the Awarded Shares, or cause them to be registered, or to obtain or assist in obtaining any exemption from registration, for any resale or transfer of the Awarded Shares, and (iii) Rule 144 promulgated by the SEC is not immediately available for the resale or transfer of any of the Awarded Shares and may not be available at the time Grantee desires to resell any of the Awarded Shares, and any reliance on Rule 144 will be subject to compliance with all of the applicable conditions thereto.

(f)                                   Each stock certificate representing the Awarded Shares shall bear a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES OR THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES AS TO WHICH A PRIOR OPINION OF COUNSEL MAY BE REQUIRED BY THE ISSUER OR THE TRANSFER AGENT.”

The Awarded Shares will be subject to a stop-transfer order reflecting the restrictions on resale and transfer described in this Section 9.

10.                               TAX MATTERS.  Grantee acknowledges that the tax consequences associated with the Awarded Shares are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Agreement and the Awarded Shares.  Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Grantee understands that Grantee, and not the Company, shall be responsible for Grantee’s own tax liability that may arise as a result of the Awarded Shares.  Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the date the Awarded Shares vest.  Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company.  GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE, THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE, AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

11.                               TAX WITHHOLDING.  While the Company does not expect to withhold any tax with respect to the Awarded Shares based on the status of Grantee as an non-employee director of the Company, if the Company becomes obligated to withhold an amount on account of any federal, state, or local tax imposed because of the grant or sale of the Awarded Shares to Grantee under this Agreement or the vesting of any of the Unvested Awarded Shares under this Agreement, including any federal, state, or other income or other tax, then Grantee shall pay that amount (the “Withholding Liability”) to the Company on or promptly after the date of the event that imposes the obligation to withhold on the Company.  Payment of the Withholding Liability to the Company shall be made in cash, by check payable to the Company, or in any other form acceptable to the Company.  Grantee hereby acknowledges and agrees that the Company may withhold or offset the Withholding Liability from any compensation or other amounts payable to Grantee from the Company if Grantee does not pay the Withholding Liability to the Company, and Grantee agrees that the Company’s withholding and offset of any such amount, and the payment of it to the relevant taxing authority or authorities, shall constitute full satisfaction of the Company’s obligation to pay any such compensation or other amounts to Grantee.  Further, unless the Company otherwise determines, the Company’s obligation to deliver any Vested Awarded Shares, or any stock certificate or certificates representing Vested Awarded Shares, to Grantee shall be subject to, and conditioned upon, payment of the Withholding Liability (if any).

12.                               ADMINISTRATION.  The Board (or a committee of the Board designated for purposes of administering this Agreement) will have full authority to interpret this Agreement and to prescribe such rules and regulations in connection with the operation of the Agreement as the Board, in its sole and absolute discretion, determines in good faith to be advisable.  The Board may rescind and amend its rules and regulations from time to time.  The good faith interpretation by the Board of any of the provisions of this Agreement shall be final and binding upon the Company, Grantee and any other interested party.  In the event the Board has designated a committee to administer this Agreement, references to the Board with respect to administrative and similar matters in this Agreement shall be deemed to refer to such committee.

13.                               EFFECT OF AGREEMENT.  Neither the execution of this Agreement nor any action of the Board in connection with or relating to this Agreement shall be deemed to give Grantee any rights except as may be expressed in this Agreement.  The existence of this Agreement shall not affect in any way the right of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issuance of other shares of Common Stock or any other securities of the Company (including bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof), the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company.  Nothing in this Agreement shall confer upon Grantee any right with respect to Grantee’s membership on the Board.

14.                               NOTICES.  Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by nationally recognized overnight courier, sent by telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party’s name below:

If to the Company:	CVSL Inc.
2400 Dallas Parkway, Suite 230
Dallas, Texas 75093
Attention: Ms. Heidi Hafer

If to the	John W. Bickel
Grantee:	4815 St. Johns Drive
Dallas, TX 75205

If to the Escrow Agent:	CVSL Inc.
2400 Dallas Parkway, Suite 230
Dallas, Texas 75093
Attention: Ms. Heidi Hafer

Notices delivered personally or by courier or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing.  Any party may change its or his address for notice hereunder by giving notice of such change in the manner provided in this paragraph.

15.                               ENTIRE AGREEMENT; GOVERNING LAW.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof.  Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any person other than the Parties.  This Agreement will be construed in accordance with, enforced under, and governed by the internal laws of the State of Texas.

16.                               DISPUTE RESOLUTION.  The provisions of this Section 16 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to this Agreement (including vesting or forfeiture of Awarded Shares and any breach or termination of this Agreement).  The Parties shall attempt in good faith to resolve any disputes arising out of or relating to this Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party.  Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such suit, action or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.                               AMENDMENT; WAIVER.  This Agreement may be amended or modified only by means of a written document or documents signed by the Parties.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.  A waiver on one occasion shall not be deemed to be a waiver of the same or any other matter on a future occasion.

18.                               COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

19.                               INTERPRETIVE MATTERS.  Whenever required by the context, pronouns and any variation thereof used in this Agreement shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  Each reference in this Agreement to a “Section” shall be deemed to be to a section of this Agreement, unless otherwise stated.  The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

20.                               SEVERABILITY AND REFORMATION.  The Parties intend all provisions of this Agreement to be enforced to the fullest extent permitted by law.  Accordingly, if any provision of this Agreement is adjudicated to be invalid, illegal, or unenforceable, then the Parties hereby stipulate and agree that (i) the adjudicating authority may and hereby is requested to modify the effect and/or interpret such provision so that it becomes valid, legal, and enforceable and is as like the original provision as possible, (ii) such provision will not affect any other provision of this Agreement, (iii) if for any reason the provision in question cannot be amended, then this Agreement will be reformed, construed, and enforced as if such provision had never been contained herein and/or has been severed herefrom, (iv) such invalidity, illegality, or unenforceability will not take effect in any other jurisdiction absent a separate adjudication to that effect, and (v) the remainder of this Agreement shall continue in full force and effect.

Balance of Page Intentionally Left Blank

CVSL INC.

By:	/s/ Kelly L. Kittrell
Kelly L. Kittrell
Its: Chief Financial Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE AWARDED SHARES SUBJECT TO THIS AGREEMENT SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE AWARDED SHARES).  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE.

The Grantee further acknowledges that he is familiar with the terms and provisions of this Agreement, and hereby accepts the Awarded Shares subject to all of the terms and provisions hereof.  Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.  Grantee hereby agrees that all disputes arising out of or relating to this Awarded Shares Agreement shall be resolved in accordance with Section 16.  Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED: September 16, 2014	SIGNED:	/s/ John W. Bickel
John W. Bickel, Grantee

Exhibit A to Awarded Shares Agreement

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I,                                     , hereby sell, assign, and transfer unto                                                                              a total of                                          (                                ) shares of the Company’s Common Stock standing in my name in the share transfer records of the Company represented by Certificate No.                                      delivered herewith and do hereby irrevocably constitute and appoint                                                    as attorney-in-fact, with full power of substitution, to transfer such shares in the share transfer records of the Company.

(Signature)

(Printed name)

INSTRUCTIONS:

Please do not fill in any blanks other than the signature and name lines.  The purpose of this assignment is to enable the transfer of shares upon forfeiture and repurchase under the Restricted Stock Agreement, without requiring additional signatures on the part of Grantee.

A-1

Exhibit B to Awarded Shares Agreement

JOINT ESCROW INSTRUCTIONS

September    , 2014

CVSL Inc.

2400 Dallas Parkway, Suite 230

Dallas, Texas 75093

Attention: Ms. Heidi Hafer

Dear Ms. Hafer:

As Escrow Agent for both CVSL Inc., a Florida corporation (the “Company”), and John W. Bickel (“Grantee”) of 50,000 shares of Common Stock of the Company (the “Shares”) under that certain Restricted Stock Agreement between the Company and Grantee dated as of this date (the “Agreement”), you are hereby authorized and directed to hold the Shares, the stock certificate(s) evidencing the Shares, and any other property and documents delivered to you pursuant to the Agreement (all of which being deemed part of the “Shares” hereunder) in accordance with the following instructions (and by considering any capitalized terms used herein that are not defined in this document as having the definitions assigned to them under the Agreement, a copy of which has been provided to you):

1.                                     In the event any or all of the Shares are forfeited under the Agreement, the Company shall give Grantee and you a written notice of forfeiture (the “Notice”) which sets forth the number of the Shares to be forfeited under the Agreement (the “Forfeited Shares”).  Grantee and the Company hereby irrevocably authorize and direct you to forfeit the Shares to the Company in accordance with the terms of the Notice.

2.                                      To complete the forfeiture of the Shares described in the Notice, you are directed to (a) complete, as appropriate, the stock assignment(s) necessary for the transfer of Forfeited Shares as described in the Notice, and (b) deliver them, together with the certificate(s) evidencing the Forfeited Shares to be transferred, to the Company and/or its assignee(s).

3.                                      Grantee irrevocably authorizes the Company to deposit with you any and all certificates evidencing the Shares and corresponding stock assignments, and any additions to and substitutions for the Shares (whether or not constituting shares of Common Stock of the Company) as described in the Agreement, to be held by you hereunder.  Grantee hereby irrevocably constitutes and appoints you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 3, Grantee shall be entitled to exercise all rights and privileges of a shareholder of the Company with respect to the Shares while the Shares are held by you.

4.                                      Upon the vesting of any or all of the Shares under the Agreement, such that they become Vested Awarded Shares, and upon the Company’s acknowledgment to you that the corresponding Withholding Liability, if any, has been or is satisfied, you shall deliver to Grantee one or more certificates representing those Vested Awarded Shares and any corresponding property to which Grantee is then entitled under the Agreement.  Notwithstanding the vesting of any or all of the Shares under the Agreement, such that they become Vested Awarded Shares, you shall continue to hold the certificate or certificates representing those Vested Awarded Shares, and any corresponding property, hereunder until receipt of the Company’s acknowledgment that the Withholding Liability, if any, corresponding to those Vested Awarded Shares has been or is satisfied.

5.                                      If, at the time of termination of this escrow (upon the vesting of the Shares or upon transfer of all of the Forfeited Shares to the Company and/or its assignee(s), in accordance with the Agreement), you should have in your possession any documents, securities, or other property (including cash) belonging to Grantee, you shall deliver all of the same to Grantee and shall be discharged of all further obligations hereunder.

6.                                      Your duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

7.                                      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely, and shall be protected in relying or refraining from acting, on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Grantee while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                      You are hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case you obey or comply with any such order, judgment, or decree, you shall not be liable to any of the other parties hereto or to any other person or entity by reason of such compliance.

9.                                      You shall not be liable in any respect on account of the identity, authorities, or rights of the parties executing or delivering, or purporting to execute or deliver, the Agreement or any documents or papers deposited or called for hereunder.

10.                               You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor, for which you will be reimbursed by the Company.

11.                               Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each other party hereto. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

12.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or any obligations in respect hereto, the necessary party or parties hereto shall join in furnishing such instruments.

13.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares or any other property held by you hereunder, you are authorized and directed to retain in your possession, without liability to anyone, all or any part of such property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.                               Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by nationally recognized overnight courier, sent by telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party’s name below:

If to the Company:	CVSL Inc.
2400 Dallas Parkway, Suite 230
Dallas, Texas 75093
Attention: Mr. Kelly Kittrell

If to the	John W. Bickel
Grantee:	4815 St. Johns
Dallas, Texas 75205

If to the Escrow Agent:	CVSL Inc.
2400 Dallas Parkway, Suite 230
Dallas, Texas 75093
Attention: Ms. Heidi Hafer

Notices delivered personally or by courier or telecopy shall be deemed communicated as of actual receipt.  Mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing.  Any party may change its or his address for notice hereunder by giving notice of such change in the manner provided in this paragraph.

15.                              By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of the Joint Escrow Instructions; you do not become a party to the Agreement.

16.                               This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.                               These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

Very truly yours,

CVSL INC.

By:
Kelly L. Kittrell
Its: Chief Financial Officer

GRANTEE:

John W. Bickel

ESCROW AGENT:

Heidi Hafer

Exhibit C to Awarded Shares Agreement

CONSENT OF SPOUSE

I,                                     , spouse of                                   , have read and approve the foregoing Restricted Stock Agreement (the “Agreement”).  In consideration of the issuance of shares of Common Stock by CVSL Inc. (the “Common Stock”) to my spouse, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any and all rights under the Agreement and agree to be bound by the provisions of the Agreement, including (without limitation) the forfeiture provisions insofar as I may have any rights in the Agreement or any of the shares of the Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the Agreement.

Dated:                                             , 20    .

Spouse

C-1